EXHIBIT 10.29

                            PROMISSORY NOTE

THE SECURITIES EVIDENCED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO ALTERNATIVE TECHNOLOGY RESOURCES, INC., SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT.


                ALTERNATIVE TECHNOLOGY RESOURCES, INC.
                              9.5 % NOTE

     Alternative Technology Resources, Inc., a Delaware corporation (the "Company"), for value received, promises to pay, on demand, to JAMES W. CAMERON, JR., or assigns, the principal sum of One Million Dollars ($1,000,000), plus interest thereon from April 21, 1997 until paid at the rate of Nine and One-half percent (9.5%), per annum, (or, if less, the maximum amount permitted under applicable law), compounded annually. The Company waives presentment, notice of dishonor and protest.

     Any of the following events shall constitute an Event of Default, and the holder hereof may declare the entire unpaid principal and accrued interest on this Note immediately due and payable, by a notice in writing to the Company:

     1. Default in the payment of the principal and accrued interest of the Note when due.

     2. The institution by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing or any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the consent by it to any liquidation, dissolution or winding-up of the Company, or the taking of corporate action by the Company in furtherance of any such action;

     3. If, within sixty (60) days after the commencement of any action against the Company seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders of proceedings thereunder affecting the operations of the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

     4. Any declared default by the Company under any indebtedness of the Company for borrowed money which continues uncured for thirty (30) days thereafter.

     The Company may deem and treat the person in whose name this Note shall be registered as the absolute owner of such Note for the purpose of receiving payment of principal and interest and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of the Note.

     The Company agrees to pay the holder's costs and expenses in collecting, and enforcing its rights under this Note, including attorney's fees.

     This Note shall be governed by and construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name this 21st day of April, 1997.


                      ALTERNATIVE TECHNOLOGY RESOURCES, INC.

                      BY:        /S/

                           W. Robert Keen
                           Chief Executive Officer